UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
December 15, 2010

Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-160748 (Commission File Number)	27-0351641 (IRS Employer Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 15, 2010, Steadfast Income REIT, Inc. (the “Company”), through its indirect wholly owned subsidiary, SIR Park Place, LLC (“Park Place”), entered into an Assignment and Assumption of Purchase Agreement with Steadfast Asset Holdings, Inc. (“Holdings”), an affiliate of the Company’s sponsor, pursuant to which Holdings assigned to Park Place all of its rights and obligations under a Purchase and Sale Agreement and Joint Escrow Instructions dated September 7, 2010 (as amended, the “Purchase Agreement”) by and between Holdings and Park Place Condo, LLC, an unaffiliated third party seller, for the purchase and sale of the Park Place Condominiums located in Des Moines, Iowa (the “Property”).
     Subject to the terms and conditions of the Purchase Agreement, Park Place will acquire the Property for a purchase price of $8,050,000. The Company intends to finance the purchase price of the Property with proceeds from its public offering and up to $5,000,000 in debt financing. The Purchase Agreement contains customary representations, warranties and covenants for similar transactions and is subject to substantial conditions to closing, including: (1) obtaining adequate financing for the purchase of the Property; and (2) the absence of a material adverse change to the Property prior to the date of the acquisition. The Company expects to close the acquisition of the Property by December 31, 2010, however, there is no assurance that the closing will occur within this timeframe, or at all.
     The Property is comprised of 147 condominium units within a 16-story building in downtown Des Moines, Iowa. The Property contains 16 studio units (approximately 429 square feet per unit), 91 one-bedroom units and 40 two bedroom units (approximately 679 square feet per unit). The one-bedroom units at the Property consist of units of approximately 471, 570 and 668 square feet per unit. Amenities at the Property include a fitness center, a rooftop terrace, a community room with Wi-Fi and library, a computer room, a guest suite and onsite laundry. In addition to the units noted above, the Property also includes 101 onsite garage parking spaces and a nearby surface lot containing 40 parking spaces. The units are primarily leased to the corporate retail market. As of November 30, 2010, the Property was approximately 95% occupied and leased.
     The material terms of the agreements described herein relating to the assignment of the Purchase Agreement are qualified in their entirety by reference to the agreements attached as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

10.1	Assignment and Assumption Agreement, dated December 15, 2010, by and between Steadfast Asset Holdings, Inc. and SIR Park Place, LLC

10.2	Purchase and Sale Agreement and Joint Escrow Instructions, dated September 7, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc.

10.3	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated October 20, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc.

10.4	Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated November 22, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc.

10.5	Third Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated November 22, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc.

10.6	Fourth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated December 10, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.
Date: December 17, 2010	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

10.1	Assignment and Assumption Agreement, dated December 15, 2010, by and between Steadfast Asset Holdings, Inc. and SIR Park Place, LLC

10.2	Purchase and Sale Agreement and Joint Escrow Instructions, dated September 7, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc.

10.3	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated October 20, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc.

10.4	Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated November 22, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc.

10.5	Third Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated November 22, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc.

10.6	Fourth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated December 10, 2010, by and between Park Place Condo, LLC and Steadfast Asset Holdings, Inc.